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                                                                    EXHIBIT 21.1
                            SEAGATE TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                             STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                           OF INCORPORATION
------------------                                           ----------------
Seagate Technology, Inc.                                     Delaware
Seagate Technology S.A.                                      France
Seagate Technology (Marlow) Limited                          England
Seagate Technology GmbH                                      Germany
Seagate Technology AB                                        Sweden
Nippon Seagate Inc.                                          Japan
Seagate Technology Taiwan Ltd.                               Taiwan
Seagate Technology Australia Pty. Limited                    Australia
Seagate Foreign Sales Corporation                            Virgin Islands
Seagate Technology (Hong Kong) Limited                       China
Seagate Technology (Hong Kong) Limited, Beijing Rep Office   China
Seagate Distribution (UK) Limited                            Scotland
Seagate Singapore Distribution Pte. Ltd.                     Singapore
Quinta Corporation                                           California
Redwood Acquisition Corporation                              Delaware
XIOtech Corporation                                          Minnesota
Seagate Storage Networking, Inc.                             Delaware
Seagate SAN/NAS, Inc.                                        Delaware
Seagate Technology International                             Cayman Islands, BWI
   Seagate Technology (Ireland)                              Cayman Islands, BWI
   Seagate Technology (Ireland) Northern Ireland Branch      Ireland
   Seagate Technology (Europe Holdings)                      Cayman Islands, BWI
   Penang Seagate Industries (M) Sdn. Bhd.                   Malaysia
   Seagate Technology Asia Holdings                          Cayman Islands, BWI
      Senai Seagate Industries (M) Sdn. Bhd.                 Malaysia
   P.T. Seagate Technology                                   Indonesia
   Seagate Technology International (Singapore Branch)       Singapore
   Seagate Technology (Thailand) Limited                     Thailand
   Seagate Technology International (Netherlands Branch)     Netherlands
   Seagate Technology China Holding Company                  Cayman Islands, BWI
      Seagate Technology International (Shenzhen) Co. Ltd.   China
   Seagate Technology International (Wuxi) Co. Ltd.          China
   Perai Seagate Storage Products Sdn. Bhd.                  Malaysia
   Seagate Technology Reynosa, S. de R.L. de C.V.            Mexico
   Seagate Technology Media Mexico S.A. de C.V.              Mexico
   Seagate Technology Media (Ireland)                        Cayman Islands, BWI
   Seagate Technology (Barbados) Limited                     Barbados
      Seagate Technology International Holdings Limited      Barbados
      Seagate Software Information Management
          Group (Canada), Inc                                Canada
Seagate Technology Investments, Inc.                         Delaware
Seagate Software Holdings, Inc.                              Delaware
   Seagate Software Pty. Limited                             Australia
   Seagate Software Information Management Group AB          Sweden
   Seagate Software S.A.                                     France
   Seagate Software S.r.l.                                   Italy
   Seagate Software Information Management Group Ltd.        So. Africa
   Seagate Software Information Management Group Ltd.        Spain
   Seagate Software Information Management Group Ltd.        United Kingdom
        Seagate Software Information Management Group BV     Holland
        Seagate Software (Hong Kong) Limited                 China

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
   Nippon Seagate Software KK.                               Japan
   Seagate Software Information Management Group GmbH        Germany
   Seagate Software Information Pte. Ltd.                    Singapore
   Seagate Software Information Management Group Ltd.        Delaware
   Seagate Technology LLC                                    Delaware
   Seagate US LLC                                            Delaware
   Seagate RSS LLC                                           Delaware
   Seagate Removable Storage Solutions International         Cayman Islands, BWI
   Seagate Removable Storage Solutions LLC                   Delaware
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